Exhibit 10.1

SECOND AMENDMENT TO

RED ROBIN GOURMET BURGERS, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.                                       The Employee Stock Purchase Plan of Red Robin Gourmet Burgers, Inc., a Delaware corporation (the “Company”), was approved by the Board of Directors on July 13, 2002, and submitted for approval by the Company’s stockholders, and approved, on July 13, 2002 (the “Original Plan”), and amended by that certain First Amendment to Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan, effective as of August 4, 2009 (as amended, the “Plan”).

2.                                       This Second Amendment to Red Robin Gourmet Burgers, Inc. Employee Stock Purchase Plan (this “Second Amendment”) was approved by the Compensation Committee of the Company’s Board of Directors on December 21, 2009.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

3.                                       The following new Section 4(b) shall be added to the Plan, effective with respect to Offering Periods beginning on or after January 1, 2010:

(b)                                 The maximum number of Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 750, subject to adjustments pursuant to Section 17 (the “Individual Limit”); provided, however, that the Committee may amend such Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval.  The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.

4.                                       In addition, all references to the term “Individual Limit” and to Section 4(b) contained in the Original Plan shall be reinstated, effective with respect to Offering Periods beginning on or after January 1, 2010.

5.                                       Except as provided in this Second Amendment, the Plan shall remain unchanged and continue in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Annita M. Menogan
Name: Annita M. Menogan
Title: Chief Legal Officer
Dated: December 21, 2009